DON ROGERS EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made by and between Barnabus Energy, Inc. dba Open Energy Corporation (the "Company") and Don Rogers ("Employee") (individually, a "party" and together, the "parties"). This Agreement shall be effective once signed by all parties. In consideration of the Employee’s employment (or continued employment, as the case may be), as well as the payment by the Company to the Employee, of the sum of One (1) Dollar, the receipt and sufficiency which is hereby acknowledged, and the consideration set out herein, the Employee agrees to the following terms of employment:

1.  Position. Employee will be Executive Vice President and will report directly to Norm Dodd, President of East Coast Operations. Employee shall have such executive responsibilities to and shall perform such executive services for the Corporation as may be consistent with his title. Employee's precise responsibilities and job description are subject to change at any time in the sole and absolute discretion of Company. Employee shall devote full time and attention to the business of the Company during the term of this Agreement and shall perform all duties as may be required of Employee.

2.  Term. The initial term of this Agreement will begin on April 1, 2006 and shall terminate on March 31, 2007, unless sooner terminated (“Initial Term”). If employment continues beyond the Initial Term, Employee will be employed on an indefinite basis.

3.  Compensation. Employee's compensation shall consist of an annual salary, discretionary bonuses, standard employee benefits, and stock options as described in Exhibit A.

3.1.1  Base Salary. The Company shall pay to Employee a base salary of CDN $150,000 per annum, which may be increased from time to time in such amounts as are determined by the Board of Directors of the Corporation. The term “Base Salary” shall refer to the Base Salary as so increased. The Base Salary will be payable in installments monthly. The Base Salary and all other remuneration paid to the Executive shall be subject to applicable employment and income tax withholding taxes.

3.1.2  Bonuses. The Company may, in its sole, absolute and unfettered discretion, pay Employee a bonus payment as may be determined by the Board of Directors. The fact and the amount of the bonus will be in the Company's sole, absolute and unfettered discretion and based upon the Company's performance as well as whether Employee meets performance objectives as defined at the beginning of each year. The Employee must be actively employed in order to be considered for a bonus, and there is no entitlement to a bonus, subsequent the Employee’s termination, whether such termination is lawful or unlawful.

3.1.3  Stock Options. The Company hereby agrees to provide the Employee 150,000 stock options (the "Stock Options") with an exercise price of $1.50 per share, which options shall vest quarterly in accordance with Exhibit A. Subject to the provisions of Exhibit A, Employee shall have no right to any unvested Stock Options should Employee's employment terminate before all the Stock Options are vested. The Employee must be actively employed in order for the Stock Options to vest, and there is no entitlement to Stock Options, subsequent to the Employee’s termination, whether such termination is lawful or unlawful.

3.1.4  Benefits. Employee shall be eligible to participate in the standard fringe benefits package and incentive compensation plans generally made available to the executive management employees of the Company, as such benefits may be determined, changed, or rescinded from time to time by the Company's Board of Directors.

3.1.5  Expenses. The Company shall reimburse Employee for any and all expenses reasonably incurred by the Employee in the course and scope of Employee's duties and which are substantiated in accordance with Company's reasonable policies and procedures.

4.  Termination.

4.1  By the Company for Just Cause.

4.1.1  Definition of for Just Cause. Company may terminate Employee's employment immediately at any time for just cause. In this Agreement, the term "just cause" means: (A) the commission of an act or omission which would constitute a felony; (B) negligence or malfeasance; (C) breach of fiduciary duties to Company, (D) gross neglect of duties or (E) any action or omission which significantly adversely affects the Company's business or financial condition.

4.1.2  Effect of Termination for Just Cause. If Employee is terminated for just cause, this Agreement shall immediately and without notice terminate on the date of termination of employment and Employee shall be entitled to receive only the Base Salary then in effect, through the date of termination. All other obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished. Any failure of the Company to exercise its right to terminate the employment of Employee as a result of the existence of any just cause shall not constitute or be construed as a waiver of its right to terminate such employment and this Agreement for such just cause or for another just cause.

4.2    Death or Disability of Employee.  This Agreement shall terminate automatically in the event of the death or Disability of Employee.  In the event of Employee's death, Employee (or Employee's heirs) shall be entitled to receive only the Base Salary then in effect through the date of termination and stock options pursuant to the Stock Option Grant Vesting Provisions of Exhibit A, attached hereto.  All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished.   In the event of Employee's disability, Employee shall be entitled to receive only the Base Salary then in effect through the date of termination. All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished.  As used herein, the term "Disability" shall mean Employee's inability to perform the essential functions of the position, with or without reasonable accommodation, as a result of a mental or physical disability or where the reasonable accommodation would result in undue hardship to the Company.  In the event of a Disability, the termination date will be the date on which the Board of Directors makes such a determination.

4.3     Termination Without Just Cause. The Company will not terminate Employee other than for just cause during the Initial Term. After the Initial Term, the Company may in its sole and absolute discretion terminate Employee's employment without cause at any time, immediately upon delivery of written notice to the Employee.

4.3.1    If the Company terminates Employee's employment without just cause after the Initial Term, the Company agrees to pay Employee an amount equal to the greater of:

(i)	five (5) months Base Salary on the regularly scheduled pay periods following the date of termination or,

(ii)
the minimum entitlement to notice (or pay in lieu thereof), and/or severance pay, which is required pursuant to the Employment Standards legislation of the jurisdiction in which the Employee is employed.

Further, if the Company terminates Employee after the Initial Term, all or any other entitlement to additional salary, bonus, stock options, and/or benefits of any kind, shall cease immediately upon the date of Termination.

4.4      Employee’s Right to Terminate. Employee may terminate this Agreement upon 60 days written notice by Employee to the Company. Upon receiving notice of termination, the Company may elect to accelerate the effective date of termination, provided that Employee shall be paid the base salary through the end of such sixty (60) day notice period or the end of the term of this Agreement, whichever comes first.

5.  Nondisclosure of Confidential Information. The protection of confidential information is essential to the Company. To protect such information, Employee shall not, during the term of this Agreement or at any time thereafter, impart to anyone or use any confidential information or trade secrets Employee may acquire in the performance of Employee's duties, except as required by law.

6.  No Solicitation. Employee agrees that during Employee's employment and for a one year period after the termination of said employment, Employee will not directly or indirectly solicit for hire any current employees of the Company.

7.  Assignment of Inventions. Employee agrees that all inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by Employee for the Company, or (c) relate to the Company's business or current or anticipated research and development as of the inception of Solar Roofing Systems Inc. in March of 2003 (collectively “Inventions”), will be the sole and exclusive property of the Company and are hereby irrevocably assigned by Employee to the Company.

8.  Assignment of Other Rights. In addition to the foregoing assignment of Inventions to the Company, Employee hereby irrevocably transfers and assigns to the Company: (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention; and (b) any and all "Moral Rights" (as defined below) that Employee may have in or with respect to any Invention. Employee also hereby forever waives and agrees never to assert any and all Moral Rights Employee may have in or with respect to any Invention, even after termination of employment behalf of the Company. "Moral Rights" mean any rights to claim authorship of an invention to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

9.  Work for Hire. Employee acknowledges and agrees that any copyrightable works prepared by Employee within the scope of employment are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works.

10.  Human Resources Policy and Procedures. Employee agrees to review and abide by reasonable personnel policies as well as any Employee Handbook issued by Company. Employee understands that Company has the right to modify or rescind any policies and procedures for any reason and without notice, except the policy regarding at-will employment.

11.  General Provisions.

11.1  Governing Law and Forum. This Agreement shall be governed in accordance with the laws of the Province of Ontario. Any disputes arising out of Employee's employment or this Agreement shall be brought in Toronto, Ontario.

11.2  Severability. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

11.3  Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and such counterparts shall together constitute one and the same Agreement.

11.4  Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter of this Agreement, and supersedes any and all prior agreements, arrangements, communications, understandings, documents or rules, either oral or in writing, between the parties for the employment of Employee, and contain all of the covenants and agreements between the parties for such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied in this Agreement. Any modification of this Agreement will be effective only if in writing signed by Employee and Company's President.

BARNABUS ENERGY, INC.

Date: April 4, 2006	By:	/s/ David Saltman
David P. Saltman,Chief Executive Officer

Date: April 4, 2006		/s/ Don Rogers
Don Rogers, Executive Vice President

Exhibit A

Stock Option Grant Vesting Provisions

Provided that the Agreement has not earlier been terminated, on each December 31, March 31, June 30 and September 30 commencing June 30, 2006 and ending on March 31, 2009, all the Stock Options that remain unvested shall vest as set forth in the following table:

Date of Vesting	Stock Options Vesting on Date	Aggregate Options Vested Through Date	Options Remaining Unvested
			150,000
30-Jun-06	12,500	12,500	137,500
30-Sep-06	12,500	25,000	125,000
31-Dec-06	12,500	37,500	112,500
31-Mar-07	12,500	50,000	100,000
30-Jun-07	12,500	62,500	87,500
30-Sep-07	12,500	75,000	75,000
31-Dec-07	12,500	87,500	62,500
31-Mar-08	12,500	100,000	50,000
30-Jun-08	12,500	112,500	37,500
30-Sep-08	12,500	125,000	25,000
31-Dec-08	12,500	137,500	12,500
31-Mar-09	12,500	150,000	0

In addition to the foregoing vesting milestones, all Stock Options immediately vest upon a termination of this Agreement due to the death or Disability of the Employee in accordance with Section 4.2 of the Agreement.

All Stock Option amounts in this Exhibit A shall be adjusted for increases in authorized shares, stock splits, consolidations, reorganizations and similar transactions. All section references herein are to sections of the Agreement of which this Exhibit is a part.